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EXHIBIT A-1

                            THE COMPANIES ACT 1985

                      __________________________________

                      A PUBLIC COMPANY LIMITED BY SHARES

                      __________________________________

                            ARTICLES OF ASSOCIATION

                                      of

                                 POWERGEN PLC*

         (adopted by a Special Resolution passed on 22 October 1998 and as amended by a Special Resolution passed on 22 October 1998)

                    ________________________________________
                                  PRELIMINARY

1. The regulations in Table A as in force at the date of the adoption of the Articles do not apply to the Company.

2(1) In the Articles, unless the subject or context otherwise requires:

     the Act means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

     the Articles means these articles of association as altered from time to time by special resolution;

     the auditors means the auditors for the time being of the Company;

     the board means the directors or any of them acting as the board of directors of the Company;

     certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

     clear days in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

     the Companies Acts means the Companies Acts as defined by section 744 of the Act and includes any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited

________________________
* The name of the Company was changed from POWERGEN 1998 PLC to POWERGEN plc on 9 December 1998.

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     together with those Acts as the Companies Acts (with or without the addition of an indication of the date of any such enactment);

     CREST member means a person who has been admitted by CRESTCo Limited as a system-member;

     director means a director of the Company;

     dividend means dividend or bonus;

     entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

     the holder in relation to any share means the member whose name is entered in the register as the holder of such share;

     member means a member of the Company;

     the Memorandum means the memorandum of association of the Company as amended from time to time;

     the office means the registered office of the Company;

     paid means paid or credited as paid;

     PowerGen means PowerGen plc**, registered in England and Wales No. 2366970;

     recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 185(4) of the Act;

     the Redeemable Shares means the limited-voting redeemable preference shares of (Pounds)1 each in the capital of the Company;

     the register means the register of members of the Company;

     the Regulations means the Uncertificated Securities Regulations 1995 (SI 1995 No.95/3272);

     the seal means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 39 or 40 of the Act;

     the secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;


______________________________
** The name of the company referred to herein was changed from POWERGEN plc to POWERGEN UK plc on 9 December 1998.

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     the Special Share means the special rights non-voting redeemable preference share of (Pounds)1 in the capital of the Company;

     the Special Shareholder means the holder for the time being of the Special Share;

     the Statutes means the Companies Acts and every other statute or subordinate legislation within the meaning of the Interpretation Act 1978 for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations);

     The Stock Exchange means the London Stock Exchange Limited;

     uncertificated share means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these articles to a share being held in uncertificated form shall be construed accordingly; and

     the United Kingdom means Great Britain and Northern Ireland.

(2) References to a document being executed include references to its being executed under hand or under seal or by any other method.

References to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations.

Words or expressions contained in the Articles which are not defined in Article 2(1) bear the same meaning as in the Act (but excluding any statutory modification thereof not in force at the date of adoption of the Articles) unless inconsistent with the subject or context.

Words or expressions contained in the Articles which are not defined in Article 2(1) but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Where, in relation to a share, the Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

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The headings and the first paragraph of Article 48(1) are inserted for convenience only and do not affect the construction of the Articles.

(3) In these Articles: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation, and (d) except where expressly provided by the terms of delegation, the delegation of power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

                                 SHARE CAPITAL

3. The share capital of the Company is (Pounds)525,049,999, divided into 1,050,000,000 ordinary shares of 50p each, 49,998 limited-voting redeemable preference shares of (Pounds)1 each and one special rights non-voting redeemable preference share of (Pounds)1.

4.(1) Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

(2) The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by mechanical means or printed on it or that the warrant need not be signed by any person.

(3) The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a) a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless

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     the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)  the bearer shall be entitled to attend and vote at general meetings; or

(c) a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

(4) The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer's absolute right to the warrant.

5.(1) Subject to the provisions of the Regulations, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

(2) Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)  is held in uncertificated form; or

(b) is permitted in accordance with the Regulations to become a participating security.

(3) Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or the Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, the Articles and the facilities and requirements of the relevant system:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

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(b)    to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(d) to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

6. Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, all unissued shares for the time being in the capital of the Company shall be at the disposal of the board, and the board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit. This power shall not apply to redeemable shares, which shall be governed by the provisions of Article 7.

7. Subject to the provisions of the Companies Acts and without prejudice to any rights attaching to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

8. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part).

                              VARIATION OF RIGHTS

10.(1) Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of

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the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise). All the provisions of the Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every such separate meeting, except that:-

(a) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

(b) any holder of shares of the class present in person or by proxy may demand a poll; and

(c) the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

(2) For the purposes of this Article 10, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c) the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d) the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

                               REDEEMABLE SHARES

11.(1)  The Redeemable Shares shall have the rights set out in this Article 11.

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(2)    The holders of the Redeemable Shares shall not be entitled to receive or participate in any of the profits of the Company available for distribution by way of dividend or otherwise.

(3) On a winding-up or other return of capital, the holders of the Redeemable Shares shall be entitled, in priority to any holder of any other class of shares in the Company (other than the Special Share), to receive in full the amounts paid up on such shares from the assets of the Company available for distribution among the members.

(4)(a) Subject to the provisions of the Companies Acts, the Company may redeem the Redeemable Shares at any time by giving the holders of the Redeemable Shares to be redeemed notice in writing of the date (the Redemption Date) when such redemption is to be effective.

(b) Any notice given under paragraph (a) of this Article 11(4) shall specify the number of shares to be redeemed, the Redemption Date and the place at which the certificates for such Redeemable Shares are to be presented for redemption. Upon the Redemption Date, the Company shall redeem the Redeemable Shares on that date and the holder of the Redeemable Shares shall be bound to deliver to the Company at such place the certificates for such Redeemable Shares held by him. Upon such delivery the Company shall pay to the holder in full the amounts paid up on such shares.

(5) The holders of the Redeemable Shares shall not be entitled to receive notice of or to attend or vote at any general meeting of the Company in respect of their holding of Redeemable Shares save that if a resolution is to be proposed:

(a)    to wind up the Company; or

(b) which varies, modifies, alters or abrogates any of the rights attaching to the Redeemable Shares,

the holders of the Redeemable Shares shall have the right to attend such a meeting and to speak and vote only on such resolution or any motion for adjournment of the meeting before such resolution is voted on.

                               THE SPECIAL SHARE

12.(1) The Special Share may only be issued to, held by and transferred to one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury or any other person acting on behalf of the Crown.

(2) Notwithstanding any provision in the Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights

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       attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:-

(a) the amendment or removal or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following:-

       (i) in Article 2(1), the definitions of the Special Share and the Special Shareholder;

       (ii)  this Article;

       (iii) Article 48; and

       (iv)  Article 77(6).

(b) the creation or issue of any shares in the Company with voting rights attached, not being:-

       (i) shares comprised (or shares which would, following issue, be comprised) in the Relevant Share Capital (as defined in Article 48) of the Company; or

       (ii) shares which do not (or shares which, following issue, would not) constitute equity share capital (as defined in section 744 of the Act) and which, when aggregated with all other such shares, carry (or would, if in issue, carry) the right to cast less than 15 per cent. of the maximum number of votes capable of being cast on a poll on any resolution at any general meeting of the Company (whether or not the votes could be cast on a poll in relation to all resolutions at all general meetings);

(c) the variation of any voting rights attached to any shares in the Company (and, for the avoidance of doubt, the creation or issue of shares falling within sub-paragraph (b)(i) or (ii) above shall not be regarded as a variation for the purposes of this sub-paragraph);

(d) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) any amendment, removal or alteration of the effect of Article 11 of the Articles of Association of PowerGen as such Article is altered pursuant to a special resolution passed at the extraordinary general meeting of PowerGen convened for or about 20 November 1998 or at any adjournment thereof;

(e) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) the creation or issue of any shares in the capital of PowerGen other than an issue of

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       such shares following which the Company will own the full legal and beneficial interest in, and control, shares in the capital of PowerGen carrying at least 85 per cent. of the voting rights exercisable at general meetings of PowerGen;

(f) the disposal by the Company of any of the shares in PowerGen held by it or of any rights or interests therein or the entering into by the Company of any agreement or arrangement with respect to, or to the exercise of any voting or other rights attaching to, such shares such that the Company would cease to own the full legal and beneficial interest in, and control, shares in the capital of PowerGen carrying at least 85 per cent. of the voting rights exercisable at general meetings of PowerGen. For the purposes of this paragraph, disposal shall include any sale, gift, lease, licence, loan, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist (other than a floating charge over the whole of the Company's assets), or any other disposition to a third party;

(g) the giving by the Company of any consent or agreement to (including, without limitation, the casting of any vote in favour of) any abrogation, variation, waiver or modification of any of the rights or privileges attaching to any shares of any class in PowerGen such that the Company would cease to own the full legal and beneficial interest in, and control, shares in the capital of PowerGen carrying at least 85 per cent. of the voting rights exercisable at general meetings of PowerGen; and

(h) without limitation to any of the foregoing, any act or omission to act by the Company or the directors which results in the Company ceasing to own the full legal and beneficial interest in, and control, shares in the capital of PowerGen carrying at least 85 per cent. of the voting rights exercisable at general meetings of PowerGen.

(3) The Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

(4) In a distribution of capital in a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid on the Special Share in priority to any repayment of capital to any other member. The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

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(5)  The Special Shareholder may, after consulting the Company and subject to the provisions of the Act, require the Company to redeem the Special Share at par at any time by giving notice to the Company and delivering to it the relevant share certificate. Upon redemption of the Special Share the provisions of this Article shall cease to have effect.

                               SHARE CERTIFICATES

13.(a) Unless otherwise determined by the directors and permitted by the Regulations, the Company shall not issue and no person shall be entitled to receive a certificate in respect of any share at any time and for so long as the title to that share is evidenced otherwise than by a certificate and transfers may be made otherwise than by a written instrument by virtue of the Regulations. The directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing and transfer of uncertificated shares (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

(b) Conversion of certificated shares into uncertificated shares, and vice versa, may be made in such manner as the directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

(c) The Company shall enter on the register of members how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the relevant system concerned.

(d) Notwithstanding any provision of the Articles, a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of the Articles or the Regulations which apply only in respect of certificated or uncertificated shares.

(e) For the avoidance of doubt, the provisions of Articles 13(f) to (h) inclusive and 14 shall not apply to uncertificated shares.

(f) Every member (subject as otherwise provided in the Articles), upon becoming the holder of any certificated shares (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, upon transferring a part of his holding of certificated shares of any class, to a certificate for the balance of such holding) or, with the consent of the board, several certificates each for

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       one or more of his certificated shares upon payment for every certificate of such reasonable sum as the board may determine.

(g) Every share certificate shall be sealed with the seal or executed by the Company in accordance with Article 135(3) or in such other manner as the board may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. No certificate shall be issued representing certificated shares of more than one class.

(h) The Company shall not be bound to issue more than one certificate for certificated shares held jointly by several persons and delivery of a certificate to one joint holder shall be sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

14. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) and payment of any exceptional out of pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

                                      LIEN

15. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The board may at any time (generally or in particular cases) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

16. The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the shares may be sold.

17. To give effect to any such sale the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the transferee. If the share is an uncertificated share, the board may exercise any of the Company's powers under Article 5(3) to effect the sale of the share to, or in accordance with the directions of, the transferee. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the

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shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

18. The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable, and any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the shares at the date of the sale.

                                CALLS ON SHARES

19. Subject to the terms of allotment, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

20. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, such rate, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined by the Act), as may be determined by the board, but the board may, in respect of any individual member, waive payment of such interest wholly or in part.

23. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment, and if it is not

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paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

24. Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

25. The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay upon all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

                            FORFEITURE AND SURRENDER

26. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

27. If any such notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share, but no forfeiture shall be invalidated by any omission or neglect to give the notice.

28. Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company's powers under Article 5(3). The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

29. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall, if the share is a certificated share, surrender to the Company for cancellation the certificate for the shares forfeited. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate of 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act) (or such lower rate as the board may determine) from the date of forfeiture until payment, but the board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

30. The board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

31. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by the Articles, or as are given or imposed in the case of past members by the Companies Acts.

32. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

33.(a) All transfers of uncertificated shares shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the relevant system concerned and, subject thereto, in accordance with any arrangements made by the directors pursuant to Article 13(a).

(b) The instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

(c) In relation to all transfers, the transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect of them.

34.(1) The registration of transfers may be suspended (to the extent the same is consistent with the Statutes) at such times and for such periods (not exceeding thirty days in any year) as the board may from time to time determine and either generally or in respect of any class of shares or otherwise as may be consistent with the Statutes, provided that the board may not suspend the registration of transfers of any participating security without the consent of the operator of the relevant system concerned.

(2) The board may refuse to register a transfer of any shares (whether certificated or not and whether fully paid or not):

(a)    to an entity which is not a natural or legal person;

(b)    to a minor; or

(c)    to be held jointly by more than four persons.

The board may also refuse to register a transfer of uncertificated shares in such other circumstances (if any) as may be permitted by the Regulations and the requirements of the relevant system concerned.

35. The board may refuse to register the transfer of a certificated share unless the instrument of transfer:

(a) is lodged, duly stamped (if stampable), at the office or at such other place as the board may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)    is in respect of only one class of shares; and

(c)    is in favour of not more than four transferees jointly.

In the case of a transfer of a certificated share by a recognised person, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

36. The board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

37. If the board refuses to register a transfer, it shall send to the transferee notice of the refusal within 14 days after the date on which, in respect of certificated shares, the transfer was lodged with the Company at the transfer office or, in respect of uncertificated shares, the date on which the operator instruction was received by the Company or by a sponsoring system participator acting on its behalf.

38. No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

39. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

                             TRANSMISSION OF SHARES

40. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing in the Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

41.(1) A person becoming entitled by transmission to a share may, upon such evidence being produced as the board may properly require as to his entitlement, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of the Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

(2) The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

42. A person becoming entitled by transmission to a share shall, upon such evidence being produced as the board may properly require as to his entitlement and subject to the requirements of Article 41, have the same rights in relation to the share as he would have had if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the Company.

                          ALTERATION OF SHARE CAPITAL

43.    The Company may by ordinary resolution:

(a) increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

44. All shares created by ordinary resolution pursuant to Article 43 shall be:

(a) subject to all the provisions of the Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b) unclassified, unless otherwise provided by the Articles, by the resolution creating the shares or by the terms of allotment of the shares.

45. Whenever as a result of a consolidation or division of shares any difficulty arises, the board may settle the matter in any manner it deems fit and, in particular, may sell shares representing fractions to which any members would become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any amount due to a member, being less than (Pounds)2.50 or such other amount as the board may from time to time determine, may be retained for the benefit of the Company). Without limiting the generality of the foregoing, for the purposes of effecting any such sale, the Directors may allot shares representing fractions to which any members would otherwise become entitled to any person and, in respect of certificated shares, authorise some person to execute a transfer of the shares sold or, in respect of uncertificated shares, authorise any person to transfer such shares, in accordance with the facilities and requirements of the relevant system concerned, in each case to, or in accordance with the directions of, the purchaser. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

46. Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                             PURCHASE OF OWN SHARES

47. Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including, without limitation, redeemable shares) in any way and at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever. Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the Company as may be required by the Act and by an extraordinary resolution passed at a separate general meeting of the holders of each class of shares (if any) which at the date on which the contract is authorised by the Company in general meeting entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company.

                          LIMITATIONS ON SHAREHOLDINGS

48.(1) The purpose of this Article is to prevent, until the date of redemption of the Special Share pursuant to Article 12(5), any person (other than a Permitted Person) directly or indirectly owning or controlling the right to cast on a poll 15 per cent. or more of the votes at general meetings of the Company.

This Article shall remain in force until the date of redemption of the Special Share pursuant to Article 12(5) notwithstanding any provision in the Articles to the contrary. Thereafter this Article shall be and shall be deemed to be of no effect (save to the extent that the provisions of this Article are referred to in other Articles), the separate register required under paragraph (3) of this Article shall no longer be required to be maintained by the Company and any notice by the Company calling for a Required Disposal (whether given before or after the date of redemption of the Special Share) and the powers of the Directors under this Article in respect of a Required Disposal shall cease to have effect; but the validity of anything done under this Article before that date shall not otherwise be affected and any actions taken under this Article before that date shall be conclusive and shall not be open to challenge on any grounds whatsoever.

(2)    In this Article:-

(a) ADR Depositary means a custodian or depositary or a nominee thereof, approved by the directors, under contractual arrangements with the Company by which it or that nominee holds shares in the Company and issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them;

(b) Additional Interest means any such interest as is referred to in paragraph (f)(ii) below;

(c) Holder means a person who has an interest in shares of the Company evidenced by American Depositary Receipts as are referred to in paragraph
       (a) above;

(d)    interest, in relation to shares, means:-

       (i) any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes); and

       (ii) any interest (an Additional Interest) mentioned in section 209(1)(a), (b), (d) or (e) of the Original Act (except that of a bare or custodian trustee under the laws of England and Wales and of a simple trustee under the laws of Scotland) or mentioned in section 208(4)(b) of the Original Act (but on the basis that the entitlement there referred to could arise under an agreement within the meaning in section 204(5) and (6) of that Act),

     and interested shall be construed accordingly;

(e) the Original Act means the Companies Act 1985 as in force at the date of adoption of this Article and, notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to section 210A of that Act to the definition of relevant share capital in section 198(2) or to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209 or the percentage giving rise to a notifiable interest in section 199(2));

(f)  Permitted Person means:-

     (i)     an ADR Depositary, acting in his capacity as such;

     (ii)    a recognised person, acting in its capacity as such;

     (iii) the chairman of a meeting of the Company or of a meeting of the holders of Relevant Share Capital or of any class thereof when exercising the voting rights conferred on him under paragraph (8) below;

     (iv) a trustee (acting in that capacity) of any employees' share scheme of the Company;

     (v) the Crown or one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury and any other person acting on behalf of the Crown;

     (vi) any person who has an interest but who, if the incidents of his interest were governed by the laws of England and Wales, would in the opinion of the directors be regarded as a bare trustee of that interest in respect of that interest only;

     (vii) an underwriter in respect of interests in shares which exist only by virtue of a contingent obligation to purchase or subscribe for such shares pursuant to underwriting or sub-underwriting arrangements approved by the directors or, for a period of three months, in respect of interests in shares purchased or subscribed for by it pursuant to such an obligation;

     (viii) any other person who (under arrangements approved by the directors) subscribes or otherwise acquires Relevant Share Capital (or interests therein) which has been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public, for a period not exceeding three months from the date of the relevant allotment or issue (and in respect only of the shares so subscribed or otherwise acquired);

     (ix) Japan Securities Clearing Corporation and/or its nominee acting in its capacity as a clearing house in respect of dealings on the Tokyo Stock Exchange;

     (x) Depositary Trust Company and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts;

     (xii) any person who has an interest, and who shows to the satisfaction of the directors that he has it, by virtue only either of being entitled to exercise or control the exercise (within the meaning of section 203(4) of the Original Act) of one-third or more of the voting power at general meetings of a company which is a Permitted Person within (i) to (xi) above or of that company or its directors being accustomed to act in accordance with that person's directions or instructions; or

     (xiii) a CREST member acting as trustee of shares in respect of which no other person (other than a Permitted Person) is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one);

(i) Relevant Person means any person (whether or not identified) who has, or who appears to the directors to have, an interest in shares which carry the right to cast 15 per cent. or more of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, or who is deemed for the purposes of this Article to be a Relevant Person;

(j) Relevant Share Capital means the relevant share capital (as defined in section 198(2) of the Original Act) of the Company;

(k) Relevant Shares means all shares comprised in the Relevant Share Capital in which a Relevant Person has, or appears to the directors to have, an interest or which are deemed for the purposes of this Article to be Relevant Shares; and

(l) Required Disposal means a disposal or disposals of such a number of Relevant Shares or interests therein as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person;

and, for the purposes of this Article, where the directors resolve that they have made reasonable enquiries and that they are unable to determine:-

     (aa) whether or not a particular person has an interest in any particular shares comprised in Relevant Share Capital; or

     (bb) who is interested in any particular shares so comprised,

the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.

(3) Subject to paragraphs (4), (14), (15) and (16) below and without prejudice to Article 77, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to Additional Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons interested in Relevant Share Capital, as extended by this paragraph; but so that Additional Interests shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under
Part VI of the Act.

(4) Sections 210(3) to (6), 211(10), 213(3) (so far as it relates to section 211(10)), 214(5), 215(8), 216(1) to (4), 217(7), 218(3), 219(3) and (4), 454,
455, 732 and 733 of the Original Act shall not apply in respect of Additional Interests.

(5) If, to the knowledge of the directors, any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the directors shall give notice to all persons (other than persons referred to in paragraph (10) below) who appear to the directors to have interests in the Relevant Shares and, if different, to the holder(s) of those shares. The notice shall set out the restrictions referred to in paragraph (8) below and call for a Required Disposal to be made within 21 days of the giving of the notice to such person(s) or holder(s) or such longer period as the directors consider reasonable. If the Relevant Shares are held by the ADR Depositary, the notice shall also state that:

(a) a specified Holder or specified Holders (the Relevant Holder(s)), as the case may be, is or are believed or deemed to be a Relevant Person or Persons or is or are persons through whom a Relevant Person or Persons is or are believed or deemed to be interested in shares of the Company in either case as specified in the notice; and

(b) the Relevant Holder(s) or the Relevant Person or Persons, as the case may be, is or are believed or deemed to be interested in the number of shares of the Company specified in relation to that person in the notice.

The directors may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Relevant Person in relation to the shares concerned. After the giving of such a notice, and save for the purpose of a Required Disposal under this or the following paragraph, no transfer of any of the Relevant Shares may be registered until either the notice is withdrawn or a Required Disposal has been made to the satisfaction of the directors and registered.

(6) If a notice given under paragraph (5) above has not been complied with in all respects to the satisfaction of the directors and has not been withdrawn, so far as they are able, the directors shall make a Required Disposal (or procure that a Required Disposal is made) and shall give written notice of the disposal to those persons on whom the notice was served. The Relevant Person or Persons and the holder of the shares to be disposed of shall be deemed to have irrevocably and unconditionally authorised the directors to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the directors (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee, except a Permitted Person, is or would become a Relevant Person) shall be such as the directors determine, based on advice from bankers, brokers, or other appropriate persons consulted by them for the purpose, to be reasonably practicable having regard to all the circumstances, including but not limited to the number of shares to be disposed of and the requirement that the disposal be made without delay and the directors shall not be liable to any person for any of the consequences of reliance on such advice. If, in relation to a Required Disposal to be made by the directors, Relevant Shares are held by more than one holder (treating joint holders of any Relevant Shares as a single holder) the directors shall cause as nearly as practicable the same proportion of each holding (so far as known to them) of the Relevant Shares to be sold.

(7) For the purpose of effecting any Required Disposal, the directors may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may enter the name of the transferee in the register of members in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the registered holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the directors in the sale) to the former holder (or, in the case of joint holders, the first of them named in the register) together with, if appropriate, a new certificate in respect of the balance of the Relevant Shares to which he is entitled upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him.

(8) A holder of a Relevant Share on whom a notice has been given under (and complying with) paragraph (5) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the directors or withdrawn, to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting; and the rights to attend (whether in person or by representative or proxy), to speak and to demand and vote on a poll which would have attached to the Relevant Share had it not been a Relevant Share shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the directors of any share becoming or being deemed to be a Relevant Share.

(9) Without prejudice to the provisions of the Act, the directors may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part VI of the Act or under
Part VI of the Original Act (as applied and extended by this Article), including the separate register to be kept under paragraph (3) above, appears to the directors to indicate to the contrary or the directors have reason to believe otherwise, in which circumstances the directors shall make reasonable enquiries to discover whether any person is a Relevant Person.

(10) The directors shall not be obliged to give any notice required under this Article to be given to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Article shall not prevent the implementation of, or invalidate, any procedure under this Article.

(11) If any director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, he shall inform the other directors.

(12) Save as otherwise provided in this paragraph, the provisions of the Articles applying to the giving of notice of meetings to members shall apply to the giving to a member of any notice required by this Article. Any notice required by this Article to be given to a person who is not a member, or who is a member whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a prepaid envelope addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the directors believe him to be resident or carrying on business or his last known address as shown on the register or on the lists of Holders maintained by the ADR Depositary. The notice shall in such a case be deemed to have been given on the day following that on which the envelope containing the same is posted, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been given on the day next but one after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.

(13) Any resolution or determination of, or decision or exercise of any discretion or power by, the directors or any director or by the chairman of any meeting under or pursuant to the provisions of this Article (including without prejudice to the generality of the foregoing as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the directors under paragraph (6) above) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the directors or any director pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

(14) Paragraph (3) above shall not apply to an ADR Depositary in its capacity as such. A Holder shall be deemed for the purposes of this Article to have an interest in the number of shares in the Company in respect of which rights are evidenced by an American Depositary Receipt and not (in the absence of any other reason why he should be so treated) in the remainder of the shares in the Company held by the ADR Depositary.

(15) Paragraph (3) above shall not apply to a recognised person acting in its capacity as such, nor shall it apply to a CREST member acting as trustee. Where in that capacity interests in shares in the Company are held by a recognised person or a CREST member acting as trustee under arrangements recognised by the Company for the purposes of this Article any person who has rights in relation to shares in the Company in which such a recognised person or CREST member has such an interest shall be deemed to be interested in the number of shares in the Company for which such a recognised person is or may become liable to account to him and any interest which (by virtue of his being a tenant in common in relation to interests in shares in the Company so held by such a recognised person or CREST member) he would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

(16) This Article shall apply notwithstanding any provision in any other of the Articles which is inconsistent with or contrary to it.

                                GENERAL MEETINGS

49. All general meetings other than annual general meetings shall be called extraordinary general meetings.

50. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

51. The board may call general meetings whenever and at such times and places as it shall determine and, on the requisition of members pursuant to the provisions of the Act, shall promptly proceed to convene an extraordinary general meeting in accordance with the requirements of the Companies Acts and for a date not later than seven weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director of the Company may call a general meeting.

                           NOTICE OF GENERAL MEETINGS

52. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice, but a general meeting may be called by shorter notice if it is so agreed:-

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

Subject to the provisions of the Articles and to any restrictions imposed on any shares, the notice shall, subject to Article 53, be given to all the members, to each of the directors and to the auditors for the time being or, if more than one for the time being, each of them.

53. For the purposes of giving notice of any general meeting to members who hold shares of any class which is a participating security, the directors may determine that the members in respect of such shares entitled to receive such notice are those persons entered on the register of members at the close of business on a day determined by them, such day not being more than 21 days before the day that the notice of general meeting is despatched.

54.(1) Without prejudice to the powers of the Company to convene, conduct and adjourn general meetings in such manner as may from time to time be permitted by law, if the board so determines the provisions of this Article shall apply if any general meeting is convened at or adjourned to more than one place.

(2) The notice of the meeting or adjourned meeting shall specify the place at which the chairman of the meeting shall preside (the Specified Place) and the directors shall make arrangements for simultaneous attendance and participation at other places (satellite meeting places), whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise, by members, provided that persons attending at any satellite meeting place shall be able to see and hear and be seen and heard (whether by audio visual links or otherwise howsoever enabling the same) by persons attending at the other places at which the meeting is convened. For the purposes of all other provisions of the Articles any such meeting shall be treated as being held at the Specified Place.

(3) The board and, at any general meeting, the chairman may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

(4) If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of the Articles.

55. For the purposes of Article 54, the right of a member to participate in the business of any general meeting convened at or adjourned to more than one place shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or the Articles to be made available at the meeting.

56. The notice shall specify the time and place of the meeting and the general nature of the business to be transacted. The notice shall, in the case of an annual general meeting, specify the meeting as such, and, in the case of a meeting to pass a special or extraordinary resolution, specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

57. The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by the Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by any such person, shall not invalidate the proceedings at that meeting.

58. The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

                        PROCEEDINGS AT GENERAL MEETINGS

59. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, two persons, each being a member or a proxy for a member or a duly authorised representative of a corporation or a corporation sole which is a member, entitled to vote upon the business to be transacted shall be a quorum.

60. If such a quorum is not present within five minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

61. The chairman, if any, of the board or in his absence some other director nominated by the board, shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.

62. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

63.(1) The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present;

(b) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(2) Any such adjournment may be for such time and to such other place (or, in the case of a meeting to which Article 54 applies, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or the secretary, shall be valid even though it is given at less notice than would otherwise be required by the Articles. When a meeting is adjourned for three months or more or for an indefinite period, at least seven clear days' notice shall be given specifying the time and place (or places in the case of a meeting to which Article 54 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

64. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either
(a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been lodged at the office, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

65. A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:-

(a)  the chairman of the meeting; or

(b) at least five members present in person or by proxy or by a duly authorised representative and having the right to vote at the meeting; or

(c) any member or members present in person or by proxy or by a duly authorised representative and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) any member or members present in person or by proxy or by a duly authorised representative and holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand by a person as proxy for a member or as the duly authorised representative of a member shall be the same as a demand by the member (except that, for the purpose of determining whether the requirements of this Article are met, the voting rights which may be exercised by any such person in his capacity as proxy for, or duly authorised representative of, the member shall be taken into account and not the voting rights which may be exercised by the member himself).

66. Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

67. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other person or member entitled may demand a poll.

68. Subject to Article 70, a poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

70. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at the meeting at which it is demanded. A poll demanded on any other question shall be taken either at the meeting at which it is demanded or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

71. No notice need be given of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

72.(1) Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

(2) A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

                                VOTES OF MEMBERS

73. Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person (which expression shall include a person present as the duly authorised representative of a corporation or a corporation sole which is a member) shall have one vote. A proxy appointed, in respect of all or part of such shareholding, by a member who holds shares in the Company pursuant to a written agreement with the Company on behalf of a third party or a number of third parties (a Nominee Proxy) shall on a show of hands also have one vote (and, for the avoidance of doubt, any such proxy will, on a show of hands, be entitled to one vote only, even if that proxy is himself a member or is acting as a proxy for more than one member). On a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

74. In. the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

75. A member in respect of whom an order has been made by any court or official having competent jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court or official, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

76. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

77.(1) If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 212 of the Act (a section 212 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member (which shall be conclusive against such member and its validity shall not be questioned by any person) direct, with effect from the service of the direction notice, that:-

(a) in respect of the shares in relation to which the default occurred (the default shares, which expression shall include any further shares which are allotted or issued after the date of the section 212 notice in respect of such shares), the member shall not be entitled to attend or vote at a general meeting or at a separate class meeting of the Company either personally or by proxy or on a poll;

(b) where the default shares represent or comprise at least 0.25 per cent. in nominal value of the issued shares of any class of shares in the capital of the Company, then the direction notice may additionally direct in respect of the default shares of any such class that:-

         (i) no payment shall be made by way of dividend and no shares shall be issued in lieu of dividend;

         (ii)  no transfer of any of default shares shall be registered unless:

          (aa) the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer;

     (bb) the transfer is an approved transfer; or

     (cc) the registration of the transfer is required by the Regulations.

     The Company shall send to each other person appearing to be interested in any of the default shares a copy of the direction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(2) Any direction notice shall cease to have effect not more than seven days after the earlier of:-

     (a) receipt by the Company of notice of an approved transfer, but only in relation to the shares transferred: or

     (b) the board being satisfied that such member and any other person appearing to be interested in shares held by such member has given to the Company all the information required by the relevant section 212 notice.

(3)  The board may at any time give notice cancelling a direction notice.

(4) The Company may exercise any of its powers under Article 5(3) in respect of any default share that is held in uncertificated form.

(5)  For the purposes of this Article:-

     (a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Act which either (aa) names such person as being so interested or (bb) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

     (b)  the prescribed period is 28 days from the date of service of the section 212 notice unless the default shares represent or comprise at least 0.25 per cent. in nominal value of the issued shares of any class of shares in the capital of the Company, when the prescribed period in respect of the default shares of any such class is 14 days from the date of service of the section 212 notice;

     (c) a transfer of shares is an approved transfer if but only if:-

          (i) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over offer (within the meaning of section 428(1) of the Act);

          (ii) the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party bona fide unconnected with the member and with other persons appearing to be interested in such shares; or

          (iii) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

(5) Nothing contained in this Article shall limit the powers of the Company under section 216 of the Act.

(6) Where the member on whom a section 212 notice is served is the ADR Depositary (as defined in Article 48) acting in its capacity as such:-

     (a) the obligations of the ADR Depositary as a member pursuant to paragraph (1) above shall be limited to disclosing to the Company such information relating to the shares in question as has in each such case been recorded pursuant to the terms of any agreement entered into between the ADR Depositary and the Company;

     (b) the directions referred to in paragraph (1) above shall not be effective unless and until the ADR Depositary has been served with a notice specifying the person(s) (other than the ADR Depositary) having an interest in a specified number of the shares in question comprising the default shares. Provided always that nothing in this paragraph
          (6) shall in any other way restrict the powers of the board under this Article.

(7)  For the purposes of this Article:-

     (a) where any person has an interest in shares in the Company evidenced by an American Depositary Receipt, Article 48(14) shall apply for determining the number of shares in which that person is interested; and

     (b) where any person has an interest in shares in the Company in uncertificated form, Article 48(15) shall apply for determining the number of shares in which that person is interested.

(8) Where such a person as is described in paragraph (7) of this Article is in default of a section 212 notice and a direction notice has been served pursuant to paragraph (1) of this Article, the ADR Depositary or CREST member acting as trustee (as the case may be) shall only be subject to any directions referred to in paragraph (1) of this Article in respect of such number of shares in which that person is determined, in accordance with paragraph (7) of this Article, to have an interest.

78. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

79. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

80. On a poll votes may be given either personally or by proxy or (in the case of a corporation or a corporation sole which is a member) by a duly authorised representative. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way. A proxy need not be a member.

                                    PROXIES

81. An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it or, if the appointor is a corporation sole, under the hand of a duly authorised representative thereof. A member may appoint more than one proxy to attend on the same occasion provided that, in any case, the member must state in the instrument appointing each such proxy, the number of shares in respect of which the appointment of that proxy is made.

82. Instruments of proxy shall be in any usual form or in any other form which the board may approve and the board may, if it thinks fit, but subject to the provisions of the Act, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

83. The instrument appointing a proxy and any power of attorney or other written authority under which it is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall:-

(a) be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.


An instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid. No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which was delivered last (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was delivered last, none of them shall be treated as valid in respect of that share.

84.(1) A vote given or poll demanded by proxy or by the duly authorised representative of a corporation or corporation sole shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited at least 48 hours before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

(2) An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll and, in the case of a Nominee Proxy only, to confer the right to speak at a meeting. A proxy who is not a Nominee Proxy shall not, except with the permission of the Chairman, have any right to speak at a meeting. The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of a meeting as well as for the meeting to which it relates.

(3) If a member appoints more than one proxy and the instruments of proxy appointing such proxies purport, in aggregate, to confer on those proxies the authority to vote at a general meeting more shares than are at the relevant time held by that member, each of those instruments of proxy shall be invalid and none of the proxies so appointed by that member shall be entitled to attend, speak (if relevant) or vote at that general meeting.

85. Any corporation or corporation sole which is a member of the Company (in this Article, the grantor) may (in the case of a corporation, by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer or officers duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of

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

shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of the Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. In relation to any such meeting, a person authorised under section 3 of the Treasury Solicitor Act 1876 shall be treated for the purposes of this Article as if his authority had been granted by the Solicitor for the affairs of Her Majesty's Treasury; and in the Articles references to a duly authorised representative of a corporation sole include, in relation to the Solicitor for the affairs of Her Majesty's Treasury, references to a person authorised under that section.

                              NUMBER OF DIRECTORS

86. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than four nor more than sixteen in number.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

87. At every annual general meeting the greater of (i) one-third of the directors for the time being or, if their number is not three or a multiple of three, the number nearest to but not greater than one-third (such directors to be determined in accordance with Article 88) and (ii) the number of directors required to retire pursuant to Article 88(1) shall retire from office by rotation. A director retiring by rotation shall be eligible for reappointment.

88.(1)  The directors to retire by rotation shall be or include any director who
(i) wishes to retire and not offer himself for reappointment; or (ii) shall not have been appointed by the Company by ordinary resolution in the period of three years ending on the date of the meeting.

(2) Any further directors so to retire shall be those of the other directors who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(3) The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

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89.  If the Company, at the meeting at which a director retires by rotation or otherwise, does not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and lost.

90. No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless:-

(a)  he is recommended by the board; or

(b) not less than seven nor more than forty-two clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed or reappointed.

91. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

92. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

93. The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number, if any, fixed by or in accordance with the Articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at that meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

94. A director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

95.(1) No person shall be disqualified from being appointed or reappointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for appointment or reappointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that director, at that meeting.

(2) A director shall not be required to hold any shares of the Company by way of qualification.

                              ALTERNATE DIRECTORS

96. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

97. An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

98. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

99. An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

100.  An alternate director shall cease to be an alternate director:-

     (a) if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

     (b) on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

     (c)  if he resigns his office by notice to the Company.

101. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 96) upon receipt of such notice at the office.

102. Save as otherwise provided in the Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                              POWERS OF THE BOARD

103. Subject to the provisions of the Companies Acts, the Memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by the Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

104. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

                       DELEGATION OF POWERS OF THE BOARD

105. The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of the delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify and either collaterally with or to the exclusion of its own powers and may be revoked or altered. The board may co-opt onto any such committee persons other than directors, who may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors. Subject to any such conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings of directors so far as they are capable of applying.

106. The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made upon such terms and subject to such conditions as the board may decide and the board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

107. The board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent or agents to delegate all or any of his or their powers, authorities and discretions, and may revoke or vary such delegation.

108. The board may appoint any person to any office or employment having a designation or title including the word director or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word director in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be a director of, the Company for any of the purposes of the Articles.

                                BORROWING POWERS

109.(1) Subject as hereinafter provided, the board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of its undertaking, property,

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

        assets (in each case, present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(2)(A) The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far as regards subsidiary undertakings as by such exercise they can secure) that the aggregate principal amount for the time being remaining outstanding of all money borrowed by the Group (which expression in this Article means the Company and its subsidiary undertakings for the time being) and for the time being owing, subject as hereinafter provided, to persons other than the Company and its wholly owned subsidiaries shall not, without the previous sanction of an ordinary resolution of the Company, exceed an amount equal to 2.5 times the Adjusted Capital and Reserves.

(B) In this Article the expression Adjusted Capital and Reserves means at the relevant time a sum equal to the aggregate of:-

(a) the amount paid up (or credited as or deemed to be paid up) on the issued share capital of the Company and such of the share capital of the Company as is allotted but not issued; and

(b) the amount standing to the credit of the reserves of the Group (including, without limitation, any revaluation reserve, share premium account or capital redemption reserve and after excluding any amount standing to the debit of any goodwill reserve) after adding thereto or deducting therefrom any balance standing to the credit or debit of the profit and loss account all based on the audited balance sheet but after:-

       (i) making such adjustments as may be appropriate in respect of any variation in the amount of such paid up (or credited as or deemed to be paid up) share capital or any such reserves subsequent to the date of such balance sheet and so that for this purpose (1) if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional) and (2) subject as aforesaid, share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed or taken up (within six months of such agreement) by any person;

       (ii) making such adjustments as may be appropriate in respect of any distributions declared, recommended or made by the Company or its subsidiary undertakings (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of such balance sheet, in relation to the Company, or the date of the latest available audited balance sheet of the relevant subsidiary undertaking, in relation to such subsidiary undertaking (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

       (iii) making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings since the date of such balance sheet; and

       (iv) making all such adjustments, if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary undertaking, as would be appropriate if such transaction had been carried into effect.

(3) For the purposes of the foregoing limit the following provisions shall apply:-

       (A) there shall be deemed, subject as hereinafter provided, to have been borrowed and to be outstanding as borrowed moneys of the relevant member of the Group (but only to the extent that the same would not otherwise fall to be taken into account):-

            (a) the principal amount of all debentures of any member of the Group which are not for the time being beneficially owned by any member of the Group;

            (b) the outstanding amount of acceptances (not being acceptances in respect of the purchase or sale of goods or services in the ordinary course of trading which are outstanding for six months or less) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

            (c) the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking of the Company not for the time being beneficially owned by any member of the Group;

               (d) the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other borrowed moneys (not being shares or debentures which, or borrowed moneys the indebtedness in respect of which, are for the time being beneficially owned within the Group) of any body whether corporate or unincorporate the redemption or repayment whereof is guaranteed or wholly or (to the extent the same is partly secured) partly secured by, any member of the Group; provided that any amount which falls to be treated as borrowed money under this sub-paragraph (d) and which has been incurred in connection with the sale of any product or service of any member of the Group or of any other entity in which any member of the Group has an interest shall be reduced by a sum equal to the aggregate of
                    (i) the estimated realisable value of any security available to any member of the Group or other such entity (otherwise than from any other member of the Group) in respect of such amount and (ii) the amount of any insurance cover available to any such member or other such entity in respect of such amount. For this purpose the board may act in reliance on a bona fide estimate of the estimated realisable value of any such security or the amount of any such insurance cover but if a certificate by the auditors as to such value or such amount is requested, such certificate shall be conclusive evidence of the same;

               (e) any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account provided that, where the items concerned are bonds, notes, debentures, loan stocks and/or other debt securities issued at a discount, only the issue price, together with any amount of discount required to be recognised in the audited balance sheet by any Statement of Standard Accounting Practice or other accountancy practice or principle generally accepted for the time being in the United Kingdom, shall be treated as borrowed moneys;

               (f) any fixed amount in respect of any Finance Lease or Hire Purchase Agreement (as those expressions are hereinafter defined) payable by the Company or any of its subsidiary undertakings which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the audited balance sheet; for this purpose Finance Lease means a contract between a lessor and a member of the Group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee and Hire Purchase Agreement means a contract of hire between a hire purchase lender and the Company or a member of the Group as hirer;

(B) moneys borrowed by any member of the Group for the purposes of repaying or redeeming (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves fall to be taken into account;

(C) any amounts borrowed by any member of the Group for the purpose of financing any contract up to an amount not exceeding those moneys receivable under such contract which are guaranteed or insured by the Export Credits Guarantee Department or other institution or body carrying on a similar business shall be deemed not to be borrowed moneys;

(D) moneys borrowed by a subsidiary undertaking of the Company not being a wholly-owned subsidiary (a partly owned subsidiary undertaking) and not owing to another member of the Group shall be taken into account subject to the exclusion of a proportion thereof equal to the minority proportion of the borrower and moneys borrowed by a member of the Group from and owing to a partly owned subsidiary undertaking shall be taken into account to the extent of a proportion thereof equal to the minority proportion of the lender; for these purposes minority proportion shall mean the proportion of the issued equity share capital of the partly owned subsidiary undertaking which is not attributable (directly or indirectly) to the Company or any other subsidiary undertaking of the Company;

(E) moneys borrowed by any member of the Group at the time it becomes a subsidiary undertaking of the Company and for a period of six months thereafter and moneys borrowed remaining secured on any asset acquired by a member of the Group at the time of such acquisition and for a period of six months thereafter shall be deemed not to be borrowed moneys;

(F) there shall be credited against the amount of any moneys borrowed any amounts beneficially owned by the Company or any of its subsidiary undertakings which are deposited with any bank or other person (whether on current account or otherwise) not being the Company or one of its subsidiary undertakings and which are repayable to the Company or any of its subsidiary undertakings on demand or within twelve months of any demand, subject, in the case of money deposited by a partly owned subsidiary undertaking (as defined in paragraph (D) above), to the exclusion of a proportion thereof equal to the minority proportion (as defined in paragraph (D) above);

(G) commitments of any member of the Group under hire purchase agreements, operating and other leases (except any lease which constitutes a Finance Lease or Hire Purchase Agreement which would not be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the audited balance sheet) shall be deemed not to be borrowed moneys;

(H) it is hereby expressly provided that for the purposes of the foregoing limit the following sums shall be deemed not to be borrowed moneys of the Group:-

     (a) any and all sums retained, deducted or set off by any member of the Group (or its agent, trustee or nominee) from sums otherwise payable under the terms of any contract or other arrangement relating to the design, management, construction, supply, erection or installation of building or engineering works, plant or equipment, where such retention, deduction or set off is made pursuant to any express or implied right or entitlement under such contract or other arrangement, and whether the sums retained, deducted or set off are held by that member (or its agent, trustee or nominee) as trustee or otherwise;

     (b) any and all sums advanced or paid to any member of the Group (or its agent, trustee or nominee) by way of capacity charges for capacity proposed to be made available to customers of any member of the Group at power stations not yet constructed and brought into service for so long as, and to the extent that, any present obligation on the part of the relevant member of the Group to repay such charges has not arisen;

     (c) any and all sums advanced or paid to any member of the Group (or its agent, trustee or nominee) by customers of any member of the Group as prepayments or progress payments or payments on account or option fees or by way of deposit or security in respect of any products or services or under any sales contracts or contracts for differences or pooling and/or settlements systems or arrangements (including under the Pooling and Settlement Agreement for the Electricity Industry in England and Wales); and

     (d) any and all sums secured by a property clawback debenture issued by the Company on 2 November 1990 pursuant to a direction made under section 71 of the Electricity Act 1989;

     (e) any and all sums advanced to any member of the Group (or its agent, trustee or nominee) by any person (including any bank or financial institution) to the extent of any monetary deposits maintained by any member of the Group with such person over which such person has rights of retention, deduction or set off in respect of the sums advanced;

     (f) any and all sums which otherwise would fall to be treated as borrowed moneys of any member of the Group which were treated with the concurrence of the auditors and in accordance with any current Statement of Standard Accounting Practice or other accountancy practice or principle generally accepted for the time being in the United Kingdom in the latest available audited balance sheet of the relevant member of the Group on which such consolidation was based as otherwise than borrowed moneys of that member of the Group;

(I) any guarantee or indemnity given by any member of the Group in respect of any amount or obligation deemed not to be borrowed moneys under any of the provisions of this Article shall be deemed not to be borrowed moneys;

(J) when the aggregate amount of moneys borrowed at any material time is being ascertained:-

     (a) any particular borrowing then outstanding which is denominated or repayable in a currency other than sterling shall be translated for the purposes of calculating the sterling equivalent:-

          (i) with the exception of Excepted Foreign Currency Borrowings (as hereinafter defined), at the rate of exchange prevailing at the material time in London provided that the moneys comprising such borrowing shall be translated (if thereby such sterling amount would be less) at the option of the Company at the rate of exchange prevailing in London six months before such time; for the purposes of this sub-paragraph the rate of exchange shall be taken as the middle market rate as at the close of business in London on the relevant day or, if such day is not a business day, as supplied by such person or calculated on such basis as the auditors may determine or approve;

          (ii) in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to the moneys comprising such borrowing on their repayment to the extent that such rate of exchange is fixed under any Exchange Cover Scheme (as hereinafter defined) in connection with such moneys borrowed provided that where it is not possible to determine the rate of exchange applicable at the time of repayment of any such moneys borrowed they shall be translated into sterling under the terms of the applicable Exchange Cover Scheme on such basis as may be agreed with, or determined by, the auditors, or, if this is agreed by the auditors not to be practicable, in accordance with the provisions of (i) above;

(b)  For the purposes of this paragraph (J):-

     (i) Excepted Foreign Currency Borrowings means moneys borrowed denominated or repayable in a currency other than sterling which have the benefit of an Exchange Cover Scheme and Exchange Cover Scheme means any exchange cover scheme, forward currency contract, currency option, back to back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in exchange rates; and

     (ii) where under the terms of any borrowing the amount of money which would be required to discharge the principal amount of moneys borrowed in full if it fell to be repaid (whether at the option of the company borrowing the same or by reason of default) at such material time is less than the amount which would otherwise be taken into account in respect of such moneys borrowed for the purposes of this Article, the amount of such moneys borrowed to be taken into account shall be such lesser amount.

(4)(A) For the purposes of this Article:

     (a) audited balance sheet means the then latest available audited balance sheet of the Company prepared (on the historical cost basis, modified to such extent as may be stated in the accounting policies used for the preparation of such balance sheet) for the purposes of the Act or, if an audited consolidated balance sheet dealing with the state of affairs of the Company and all its subsidiary undertakings to be dealt with in group accounts has been so prepared for those purposes for the same financial year. that audited consolidated balance sheet, in which event all references to reserves and profit and loss shall be deemed to be references to consolidated reserves and consolidated profit and loss and any amounts attributable to outside interests shall be excluded; and

     (b) references to subsidiary undertakings of the Company are only to those subsidiary undertakings of the Company included in the consolidation (if any) in the audited balance sheet.

(B) A certificate or report by the auditors as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

     Nevertheless for the purposes of this Article the board may at any time act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves and if, in consequence the limit herein before contained is inadvertently exceeded, an amount borrowed equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the board become aware that such a situation has or may have arisen.

     Save as otherwise provided in this Article, the audited balance sheet shall be definitive for the purposes of establishing the amount of Adjusted Capital and Reserves.

(C) If as a result of any change in legislation relating to or affecting taxation matters, any fixed amount payable by the Company or any of its subsidiaries in respect of any Finance Lease (as hereinbefore defined) shall increase and, if in consequence the limit hereinbefore contained is exceeded, an amount of borrowed moneys equal to the excess may be disregarded until the expiration of six months after the date on which the board becomes aware that such a situation has arisen.

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(5)  No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the limit imposed by the provisions of this Article is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the said limit had been or would thereby be exceeded.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

110. The office of a director shall be vacated if:-

(a) he ceases to be a director by virtue of any provisions of the Companies Acts or the Articles or he becomes prohibited by law from being a director; or

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)  he is, or may be, suffering from mental disorder and either:-

     (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

     (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d) (not being a director holding office as such for a fixed term) he resigns his office by notice to the Company or his office as a director is vacated pursuant to Article 93; or

(e) he shall for more than six consecutive months have been absent without permission of the board from meetings of the board held during that period and his alternate director (if any) shall not during such period have attended in his stead and the board resolves that his office be vacated; or

(f) he is requested in writing by all of the other directors to resign and all of the other directors are not less than four in number.

111. The Company may, in accordance with and subject to the provisions of the Act, by ordinary resolution of which special notice has been given remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any

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such agreement) and appoint another person in place of a director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

                           REMUNERATION OF DIRECTORS

112.(1) The ordinary remuneration of the directors for their services excluding amounts payable under any other provision of the Articles) shall not exceed in aggregate (Pounds)200,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

(2) Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), who serves on any committee of the directors or otherwise performs special services which in the opinion of the directors are outside the scope of the ordinary duties of a director may (without prejudice to the provisions of Article 112(1)) be paid such extra remuneration by way of salary, commission or otherwise as the directors may determine.

                              DIRECTORS' EXPENSES

113. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

                              EXECUTIVE DIRECTORS

114. Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to the office of chief executive director or to any other executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms, including (without limitation) terms as to remuneration, as the board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a director. The board may revoke or vary any such

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appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason of such revocation or variation.

115. All of the directors including the chairman of the board and the chief executive director for the time being (in each case, if any) shall be subject to retirement by rotation.

116. Any appointment of a director to the office of chief executive director or an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

117. The emoluments of any chief executive director or director holding any other executive office for his services as such shall be determined by the board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

                              DIRECTORS' INTERESTS

118. Subject to the provisions of the Companies Acts, and provided that he has disclosed to the board the nature and extent of any material interest of his, a director notwithstanding his office:-

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any

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     such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

119.  For the purposes of Article 118:-

(a) a general notice given to the board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class or persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                       GRATUITIES, PENSIONS AND INSURANCE

120.(1) The board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any company associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

(2) Without prejudice to the provisions of Article 165, the board shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any subsidiary undertaking of the Company or any other company which is its parent company or in which the Company or such parent company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or any employee or subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any employee or retirement benefits scheme in which employees of the Company or of any such subsidiary undertaking or other company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such subsidiary undertaking, other company or employee or retirement benefits scheme.

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(3)  No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article 120 and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

121. Pursuant to section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the board in accordance with the said section.

                            PROCEEDINGS OF DIRECTORS

122. Subject to the provisions of the Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by electronic mail to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no request is made to the board, it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective.

123. The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

124. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

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125.  The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

126. All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

127.(1) A resolution in writing signed by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held and for this purpose:-

(a) a resolution may consist of several documents to the same effect each signed by one or more directors;

(b) a resolution signed by an alternate director need not also be signed by his appointor; and

(c) a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

(2) Without prejudice to the first sentence of Article 122, a meeting of the board or of a committee of the board may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication or video conferencing facilities) to speak to each of the others, and to be heard by each of the others simultaneously. A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no

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such group, where the chairman of the meeting then is. The word meeting in the
Articles shall be construed accordingly.

128. Save as otherwise provided by the Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

(a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(e) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

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(f)  a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

For the purpose of determining whether a proposal concerns a company in which a director is interested, there shall be disregarded any shares held by a director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the director is only interested as a unit holder. For the purposes of this Article, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this Article becomes binding on the Company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

129. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

130. The Company may by ordinary resolution ratify any action not duly authorised by reason of a contravention of any provision of the Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

131. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and in such cases each of the directors concerned (if not debarred from voting under the proviso to paragraph (e) of Article 128) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

132. If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive

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except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

                                   SECRETARY

133. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                                    MINUTES

134. The board shall cause minutes to be made in books kept for the purpose of:-

(a)  all appointments of officers made by the board; and

(b) all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the board, and of committees of the board, including the names of the directors present at each such meeting.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read shall be sufficient evidence without any further proof of the facts therein stated.

                                    THE SEAL

135.(1) The seal shall only be used by the authority of a resolution of the board or of a committee of the board. The board may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors. The board may resolve that the Company shall not have a seal.

(2) Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document.

(3) Where the Companies Acts so permit, any instrument or document signed by one director and the secretary or by two directors and expressed (using any form of words) to be executed by the Company shall have the same effect as if executed under the seal, provided that no instrument or document which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the board or a duly authorised committee thereof.

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(4)  An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

136. The board may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security:-

(a) to which the seal is affixed may have signatures printed on them or affixed to them by some mechanical means or that such certificates need not bear any signature; and

(b) to be executed by the Company pursuant to Article 135(2) may have signatures printed on them or affixed to them by some mechanical means.

137. The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

                                   REGISTERS

138. Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any such regulations as it may think fit respecting the keeping of the register.

139. Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)  any document comprising or affecting the constitution of the Company;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board; and

(c) any book, record and document relating to the business of the Company (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

                                   DIVIDENDS

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140.  Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

141. Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment. Provided the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

142. Except as otherwise provided by the rights attached to any shares or class of shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

143.(1) A general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and, where any difficulty arises in regard to the distribution, the board may settle the same as it thinks fit and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or disregard fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

(2) The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole

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(or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

(a) An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period but such period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed.

(b) The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the Company's ordinary shares on The Stock Exchange, as derived from the Daily Official List, on the day on which the ordinary shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution.

     A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention, and shall, after determining the basis of allotment, if it decides to proceed with the offer, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order to be effective provided that the directors may make, in relation to uncertificated shares, such other arrangements as they may in their absolute discretion think fit (subject always to the facilities and requirements of the relevant system concerned).

(d) The board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

(e) The board may exclude from any offer any holders of ordinary shares where the directors believe the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

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(f)  The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on ordinary shares in respect of which an election has been made (the elected ordinary shares) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the board may determine a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

(g) The additional ordinary shares when allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend. Unless the directors otherwise determine (and subject always to the Regulations and the requirements of the relevant system concerned), the ordinary shares so allotted shall be issued as certificated shares (where the ordinary shares in respect of which they have been allotted were certificated shares at the Scrip Record Time) or as uncertificated shares (where the ordinary shares in respect of which they have been allotted were uncertificated shares at the Scrip Record Time) provided that if the Company is unable under the facilities and requirements of the relevant system concerned to issue ordinary shares in respect of the person entitled thereto as uncertificated shares able to be evidenced and transferred without a written instrument, such shares shall be issued as certificated shares; for these purposes, the Scrip Record Time means such time on the record date for determining the entitlements of members to make elections as described in this Article, or on such other date, as the directors may in their absolute discretion determine.

(h) No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i) The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j) The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

144. The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

145. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall, subject to the provisions of Article 146, be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

146. Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent by post to the registered address of the holder or person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by transmission, to the registered address of that one of those persons who is first named in the register or in any case to such person and to such address as the holder or person entitled thereto may in writing direct or notify. Every such cheque or warrant shall be made payable to the order of the person or persons entitled or to such other person and shall be sent at the risk of the person or persons entitled. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other money may also be paid by any other method (including direct debit, bank transfer and dividend warrant and, in respect of uncertificated shares, by means of the relevant system concerned (subject to the facilities and requirements of the relevant system concerned) which the board considers appropriate.

147. Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system concerned (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company.

148. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

149. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. Any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee thereof. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

                     CAPITALISATION OF PROFITS AND RESERVES

150. The board may with the authority of an ordinary resolution of the Company:-

(a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including (without limitation) the Company's share premium account, capital redemption reserve and revaluation reserve, if any;

(b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c) make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or may issue fractional certificates or may resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the board determines where shares or debentures become, or would otherwise become, distributable under this Article in fractions;

(d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

     (i) the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

     (ii) the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts or any part of the amounts, remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members; and

(e) generally do all acts and things required to give effect to such resolution as aforesaid.

                                  RECORD DATES

151. Notwithstanding any other provision of these Articles, the Company or the board may fix any date as the record date for:

(a) any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made; or

(b) the giving of notices or other documents to members (including, without limitation, any notice of a general meeting), which may be on or at any time before or after any date on which the notice or document is given or dated.

                                    ACCOUNTS

152. No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company.

153. A copy of every balance sheet and profit and loss account (including any documents required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the directors' and auditors' reports shall, at least twenty-one days before the date of the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of the Articles or, in the case of joint holders of any share or debenture, to one of the joint holders, and copies shall be sent to The Stock Exchange in accordance with any obligations for the time being binding the Company. The requirements of this Article shall be deemed satisfied in relation to, and copies of such documents need not be sent to, any member to whom a summary financial statement (with such form and content as may be prescribed by the Companies Acts and any regulation made thereunder and The Stock Exchange) is sent in accordance with the Companies Acts.

                                    NOTICES

154. Any notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice calling a meeting of the board need not be in writing.

155. The Company may serve or deliver any notice or other document on or to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices or other documents shall be served on or delivered to the joint holder whose name stands first in the register in respect of the joint holding and any notice or other document so served or delivered shall be deemed for all purposes sufficient service on or delivery to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

156. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

157. A notice or other document may be served or delivered by the Company on or to the persons entitled by transmission to a share by sending or delivering it, in any manner authorised by the Articles for the service or delivery of a notice or other document on or to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be served or delivered in any manner in which it might have been served or delivered if the death or bankruptcy or other event giving rise to the transmission had not occurred.

158. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 77 to a person from whom he derives his title.

159. Any notice or other document, if sent by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been served or delivered on the day next but one after it was posted, and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document not sent by post but left at a registered address shall be deemed to have been served or delivered on the day it was so left.

160.(1) If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of such general meeting may be sufficiently given by advertisement in the United Kingdom and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of meetings served upon them, on the day on which the advertisement is published. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

(2) Any notice given by advertisement shall be advertised on the same date in at least two daily newspapers having a national circulation in the United Kingdom and such notice shall be deemed to have been served at noon on the day when the advertisement appears.

                            DESTRUCTION OF DOCUMENTS

161. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered (and all other documents on the basis of which any entry is made in the register) at any time after the expiration of six years from the date of registration thereof and all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and all paid dividend warrants and cheques on the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:-

(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c) references herein to the destruction of any document include references to the disposal thereof in any manner;

(d) references herein to instruments of transfer shall include, in relation to uncertificated shares, operator-instructions relating to the transfer of such shares; and

(e) in relation to uncertificated shares, the provisions hereof shall apply only to the extent the same are consistent with the Regulations.

                             UNTRACED SHAREHOLDERS

162.(1) The Company shall be entitled to sell the shares of a member or the shares to which a person is entitled by transmission if and provided that:-

(a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by the Articles in respect of the shares in question have remained uncashed; and

(b) the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person; and

(d) if the shares are listed on The Stock Exchange, notice shall have been given to The Stock Exchange of the Company's intention to make such sale prior to the publication of advertisements.

If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article have been satisfied in regard to the further shares, the Company may also sell the further shares.

(2)  To give effect to any sale pursuant to Article 162(1), the board may:

(a) where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b) where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

(3) An instrument of transfer executed in accordance with Article 162(2)(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 162(2)(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

(4) The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and the Company shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the board from time to time thinks fit.

                                  WINDING UP

163. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

164. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

                                   INDEMNITY

165. Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and discharge of his duties or the actual or purported exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                            THE COMPANIES ACT 1985

                      ___________________________________


                      A Public Company Limited By Shares

                      ___________________________________

                           Memorandum of Association

                                      of

                                 PowerGen PLC*

                      ___________________________________

1.  The name of the Company is "PowerGen 1998 PLC"*.

2.  The Company is to be a public company.

3.  The registered office of the Company is to be situated in England and Wales.

4.  The objects for which the Company is established are:

     (1) To carry on the business of a holding company and to co-ordinate, finance and manage all or any part of the businesses and operations of any and all companies controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly.

     (2) To carry on any or all of the businesses of generating, producing, transforming, converting, processing, developing, transmitting, supplying, distributing and dealing in electricity or any other forms of energy or any products derived from or connected with any of these activities and in any manner whatsoever in the United Kingdom or elsewhere and for all purposes to acquire supplies of electricity or other sources or
________________________________________________________________________________

* The name of the Company was changed from POWERGEN 1998 PLC to POWERGEN plc on 9 December 1998.

          forms of energy from, and to provide bulk or other supplies thereof to, any person for own use, transformation, conversion, processing, development, transmission, supply, distribution, dealing or otherwise in the United Kingdom or elsewhere and, as appropriate, expand and extend the business or businesses and activities relating thereto or any part or parts thereof (including, without limitation, the business and activity of an electricity generating company).

     (3) To explore for, produce, acquire or otherwise obtain any fuel or other raw materials or sources or forms of energy of any kind for use in connection with the generation of electricity or any other form of energy or otherwise and to process, develop, supply, distribute and deal in or with any such raw materials or sources or forms of energy or any by-products thereof in any manner and to process and deal in any by-products which may be obtained from any of the activities of the Company.

     (4) Subject to such terms and conditions as may be thought fit, to enter into, carry on and participate in financial transactions and operations of all kinds including (without limitation) swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors and any other financial instruments (including hedging agreements of any kind) or any combination thereof or any option with respect to any such financial transaction or operation all or any of which may be on a fixed and/or floating basis and/or in respect of Sterling (and any other currency or basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors and any other financial instruments (including hedging agreements of any kind) they may be undertaken by the Company on a speculative basis or in connection with the management of financial risks relating to the Company or any other company, firm or person or otherwise on such terms as may be thought fit and with or without security, and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, agency and other operations.

     (5) To carry on any or all of the businesses of constructing, engineering, manufacturing, producing, supplying, hiring out, installing, servicing and dealing in all types of buildings, plant and equipment whether used in connection with the generation, production, transformation, conversion, processing, development, transmission, supply or distribution of electricity or any other form of energy or otherwise (including, but without limitation, in connection with the conservation and efficient use of energy).

     (6) To carry on any or all of the businesses of investors, designers, developers, manufacturers, producers, wholesalers, retailers, suppliers, distributors, hiring and hiring-out, installers, servicers and dealers in electrical appliances, household and general domestic equipment, furniture, fixtures and fittings and all kinds of goods, plant, equipment, tools, components, systems, materials and installations whether or not connected with the use of electricity or other forms of energy of any kind and whether for domestic, industrial or commercial purposes or otherwise.

     (7) To carry on any or all of the businesses of investors, researchers and developers and to conduct, promote and commission research and research and development activities of all kinds, whether relating to the generation, production, transformation, conversion, processing, development, transmission, supply or distribution of electricity or other forms of energy or any of the other businesses or activities of the Company or otherwise (including, but without limitation, such activities relating to the conservation and efficient use of energy), and to exploit and turn to account the results of any such research or research and development carried out by or for the Company or otherwise.

     (8) To do anything which a person who is authorised to generate, transmit or supply electricity under or pursuant to the Electricity Act 1989 (or any statutory modification or re-enactment thereof) or any licence or exemption granted thereunder or pursuant thereto is permitted or required to do under or by virtue of that Act (or any statutory modification or re-enactment thereof), licence or exemption.

     (9) To acquire (whether by purchase, lease, concession, grant or otherwise), establish, develop, exploit, operate and maintain land, claims, wells, mines, licences, consents, authorisations, concessions, drilling and mining rights, exploration and production rights, and/or rights and interests of all descriptions in or relating to the same, which may seem to the Directors of the Company to be capable or possibly capable of facilitating directly or indirectly the procurement, generation, production, processing, development, transformation, conversion, transmission, supply or distribution of, or dealing in, electricity or other forms of energy or any products derived from or connected with any of these activities or of facilitating any of the other businesses or activities of the Company or of affording a supply of natural or other gas, petroleum or other hydrocarbons, coal or other minerals, any other sources or forms of energy, chemicals or revenue or products derived directly or indirectly from any of them.

     (10) To construct, lay, maintain, install and remove and carry on works in respect of electric wires (including those overhead and underground), cables, lines, plant and equipment and facilities ancillary to the operation or use of a grid or distribution network, and to acquire, operate and maintain the consents, authorisations, wayleaves, easements and other rights capable of facilitating the same.

     (11) To carry on any or all of the businesses of, and provide services associated with, engineers (including, without limitation, electrical, mechanical, mining, drilling, civil, chemical and telecommunications engineers), biologists, physicists, chemists, contractors, consultants, mechanics, technicians, geologists, draughtsmen, designers, surveyors, architects, builders and decorators (in each case) of all kinds.

     (12) To carry out such building, mining, engineering or other operations and works, and to manufacture, acquire, process, distribute or deal in such goods and to acquire, hold or deal with such property, assets, rights and liabilities, as may seem to the Board of Directors of the Company directly or indirectly to advance the interests of the Company.

     (13) To carry on any or all of the businesses of consultants, advisers and suppliers of management, personnel and training services, whether generally or in respect of one or more of the types of business or activity which the Company or any of its subsidiaries has power to carry on, and to provide training and educational course, instruction and materials, of every description, for employees of the Company or for any other persons.

     (14) To carry on any or all of the businesses of bankers, financiers, commodity traders, factors, debt collectors, dealers in securities and currencies and all rights and interests therein or in respect thereof, underwriters, insurers, brokers of all kinds, persons carrying on investment business of any kind under the Financial Services Act 1986 (or any statutory modification or re-enactment thereof) or otherwise.

     (15) To carry on any or all of the businesses of developers of and dealers in property, storage contractors, freight contractors, carriers by land, water and air of freight and passengers, forwarding agents, shipping agents and agents of all kinds.

     (16) To purchase, charter, lease, take or let on hire, operate, use or turn to account, build, equip, repair, maintain, supply and deal in tankers, bulk carriers, and other ships and vessels and craft of every description, motor vehicles, aircraft, railways and all forms of railway transport and any other means of transport or conveyance and any parts or accessories of any kind relating thereto or connected therewith.

     (17) To carry on any or all of the businesses of running, operating, managing or co-operating in projects or works designed to restore, preserve, improve or protect the environment in any manner whatsoever, to carry on any business relating to, or connected with, the conservation of nature or nature or wild life reserves, parks or trails of any kind whatsoever, and to carry on any business of any kind convened, directly or indirectly, and whether or not connected with any other activity or object of the Company, with the conservation and efficient use of energy.

     (18) To carry on any or all of the businesses of running, operating, managing, supplying and dealing in radio, telecommunication and other systems, data processing and information retrieval systems, computers, computer programs and software, and services facilities and equipment ancillary to, or for use in connection with, such systems.

     (19) To establish, acquire, produce, transmit, publish, or reproduce in any form whatsoever and supply or otherwise deal in brochures, magazines, newspapers, books, pictures, photographs, stationery and other documents, recordings, films, and programmes for radio, television, cinema or any other means of communication.

     (20) To advertise, market and sell any and all products and services of the Company and of any other person and to carry on any or all of the businesses of advertisers and advertising or public relations agents or advisers or of a marketing and selling organisation.

     (21) To carry on any or all of the businesses of suppliers, distributors, manufacturers, producers, processors, importers and exporters of, and dealers in, chemicals, pharmaceuticals, fertilisers and foodstuffs.

     (22) To acquire by any means, hold, deal in or with and dispose of howsoever any real or personal property, assets, rights or corporeal or incorporeal hereditaments whatsoever and wherever situate, whether or not for the purposes of, or in connection with, any of the Company's activities, and, without prejudice to the generality of the foregoing, to purchase, take on lease or in exchange, hire, take concessions or grants of or otherwise acquire and hold or dispose of any real or personal property, assets or rights or any estate or interest in such property, assets or rights, or in the proceeds of sale thereof, including without limitation any lands, buildings, installations, structures, easements, rights, privileges and concessions and to use, exploit, develop, and safeguard the same.

     (23) To insure any property, asset, matter or interest against any potential liability or loss of the Company or of any other person and the life or health of any person which may seem to the Board of Directors of the Company to be in the interests of the Company.

     (24) (i) To purchase and maintain insurance for or for the benefit of any persons who are or where at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law or otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this Clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

     (25) To apply for and take out, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to hold, use, exercise, develop or grant licences in respect of, or otherwise turn to account or deal in or with, the property, rights or information so acquired.

     (26) To carry on any other trade or business whatever which, in the opinion of the Board of Directors of the Company, is or may be capable of being carried on directly or indirectly for the benefit of the Company.

     (27) To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body or any other person, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board of Directors of the Company to be expedient, and to oppose any Act, charter, privilege, concession, licence or authorisation as aforesaid or any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

     (28) To enter into such financial, commercial or other transactions as may seem to the Board of Directors of the Company to be desirable for the purposes of the Company's affairs.

     (29) To enter into consortia or other collaborative arrangements which may seem to the Board of Directors of the Company to advance the interests of the Company in pursuance of international or other projects.

     (30) To acquire and hold interests of any kind whatsoever in other companies, whether or not having the same or similar objects as the Company, and to enter into any arrangements with any such other companies which may seem to the Board of Directors of the Company to advance the interests of the Company.

     (31) To establish, or promote any company, whether or not having objects similar to those of the Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association or investments of any nature whatsoever or any options or rights in respect thereof or interests therein, and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board of Directors of the Company may decide.

     (32) To have regard to the protection of the natural environment and of buildings or other objects of historic, architectural, religious or other significance, when formulating and implementing proposals.

     (33) To borrow or raise money and to receive deposits, and to lend or deposit money, give credit or financial accommodation or, whether gratuitously or otherwise, guarantees or indemnities and to secure or discharge any debt or other obligation and whether (in each case) in respect of its own obligations or those of some other person, and to charge or give any other security over its undertaking, property, rights or assets (present or future) or any part thereof or its uncalled capital, in any circumstances and upon such terms and conditions as the Board of Directors of the Company may think fit.

     (34) To draw, make, accept, endorse, discount, negotiate, execute, issue, buy, sell and deal in or with promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (35) To act as agents, brokers or trustees and to enter into any arrangement for partnership, joint working, joint venture in business or for the sharing of profits or for amalgamation with any other person or otherwise which may seem to the Board of Directors of the Company to advance the interests of the Company and to vest any property, assets, rights or liabilities of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

     (36) To establish and maintain or contribute to or make any arrangements for providing pensions, superannuation funds, donations, allowances, share acquisition and profit sharing schemes, gratuities, emoluments, loans and other matters or benefits to or for the benefit of any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any predecessors of the Company or of any other such company, or who are or were at any time directors or officers of the Company or of any such other company, and the wives, widows, families and dependants of any such individuals or to or for the benefit of such other persons as may from time to time be permitted by law; to establish, support, subsidise or subscribe to any institutions, associations, clubs, schemes, funds or trusts which may be considered by the Board of Directors of the Company likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons; and in particular, but without prejudice to the generality of the foregoing, to make arrangements in connection with any acquisition, vesting and transfer contemplated in sub-clause (1) of this Clause for the continuance or transfer to the Company of any pension arrangements of the Central Electricity Generating Board.

     (37) To subscribe for, or contribute (in cash or in kind) to, or otherwise support and to promote or sponsor, any national, charitable, benevolent, general or useful object or any object which may in the opinion of the Board of Directors of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

     (38) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, rights and liabilities of any person who is carrying on, or proposing to carry on, any business which the Company is authorised or empowered to carry on or who is possessed of any business, property, assets, rights or liability suitable for the purposes of the Company.

     (39) To pay and discharge all or any expenses, costs and disbursements, and to pay commissions to and to remunerate any person for services rendered or to be rendered, in connection with the formation, promotion, registration and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

     (40) To issue any securities for any purpose whether by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company or otherwise.

     (41) To procure the Company to be registered or recognised in any part of the world.

     (42) To sell, lease, grant rights over or in respect of or otherwise howsoever dispose of or deal with, the whole or any part of the undertaking, property assets and rights of the Company or of any interest therein for such consideration as the Board of Directors of the Company may think fit and to distribute any property or assets in specie or otherwise among the members of the Company.

     (43) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, subsidiary companies, sub-contractors or otherwise.

     (44) To do all such other things as may be deemed, or as the Board of Directors of the Company considers, to further the interests of the Company or be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that in this clause:

(a) unless the context otherwise requires, words in the singular include the plural and vice versa;

(b) unless the context otherwise requires, a reference to a person includes a reference to a company, and a reference to a person or company (other than references to the Company) includes a reference to a firm, partnership, corporation, government or other authority (municipal, local or otherwise), undertaking, organisation, association, statutory, public or other body and any other legal entity, whether resident, domiciled or situated (in any such case) in the United Kingdom or elsewhere;

(c) references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

(d) the words "subsidiary" (except in paragraph (e) below) and "holding company" have the same meaning as in section 736 of the Companies Act 1985;

(e) any reference to the carrying on by the Company of any business or businesses of any description or descriptions shall include the carrying on of such business or businesses in any or all of its or their respective branches; and

(f) the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

5.  The liability of the members is limited.

6. The share capital of the Company is (Pounds)50,000 divided into 50,000 shares of (Pounds)1 each.

We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum. We agree to take the number of shares shown opposite our respective names.

Name and address of subscriber               Number of shares taken

David John Jackson

The Firs

Bampton Road

Clanfield

Oxfordshire OX 18 2RG                        1 share of (Pounds)1


Patrick Francis John O'Donnell
Bourke

Sherenden

Hart's Heath Road

Curtisden Green

Kent TN17 1LJ                                1 share of (Pounds)1

                                             Total shares taken

                                             2 shares of (Pounds)1 each

Date:


Witness to signatures:

                                                                         Page 13